Exhibit 99.1

Smart & Final Stores, Inc. Reports Third Quarter 2014 Results

Third Quarter Highlights:

•                  Net sales increased 10.8% to $1.13 billion

•                  Comparable store sales growth of 6.6%

•                  Net income increased 1.9% to $10.2 million

•                  Adjusted net income increased 24.9% to $14.9 million, or $0.24 per diluted share

•                  Operated 252 stores at quarter-end, including 90 Smart & Final Extra! stores

COMMERCE, Calif. (November 12, 2014) —Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS) today reported results for its 16-week third quarter ended October 5, 2014.

“It’s an exciting time at Smart & Final Stores,” said Dave Hirz, President and Chief Executive Officer. “Our store banners are uniquely positioned at the intersection of value, convenience and quality.  We are leading the way with the growth of our Smart & Final Extra! stores which offer a one-stop shopping experience that resonates with today’s household and business customers.  We continue to grow sales in both of our store banners — Smart & Final and Cash & Carry — and this has translated into strong financial results.”

Mr. Hirz continued, “Importantly, we continue to see growth in customer transactions as our distinct merchandise and strong value pricing remains a compelling proposition for both household and business customers. Our strong financial performance of 10.8% sales growth and 6.6% comparable store sales growth provides a strong foundation for continued growth, and we plan to continue a robust program of new store openings during the balance of this year and during 2015.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and adjusted EBITDA, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the numbers below are first presented on a GAAP basis and then on an adjusted basis.

Fiscal Third Quarter 2014 Financial Results

Net sales were $1,131.8 million, a 10.8% increase as compared to $1,021.4 million in the same period of 2013. Net sales growth was driven by a 6.6% increase in comparable store sales and from the sales contribution of new stores.  In the 16 weeks ended October 5, 2014 the company opened six new stores, and has opened 13 new stores in the 52 weeks ended October 5, 2014.  All of the new stores have been in the Smart & Final Extra! store format.  The growth in comparable store sales was comprised of a 3.9% increase in comparable transaction count and a 2.5% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $839.3 million, a 10.5% increase as compared to $759.7 million in the same period of 2013.  Comparable store sales growth for the Smart & Final banner was 4.7% in the third quarter.

Net sales for Cash & Carry banner stores were $292.5 million, an 11.8% increase as compared to $261.7 million in the same period of 2013.  Comparable store sales growth for the Cash & Carry banner was 11.8% in the third quarter.

Gross margin from operations was $169.5 million, a 10.9% increase as compared to $152.8 million in the same period of 2013. Gross margin rate in the third quarter was 15.0%, consistent with the same period in 2013.

Operating and administrative expenses increased to $140.7 million as compared to $121.4 million in the same period of 2013. This increase was primarily related to higher sales volumes, increased store support costs, and costs charged to expense associated with the Company’s initial public offering in September 2014.

Net income was $10.2 million, a 1.9% increase as compared to $10.0 million in the same period of 2013. Net income per diluted share was $0.17 as compared to $0.17 in the same period of 2013.

Adjusted net income was $14.9 million as compared to $11.9 million for the same period of 2013. Adjusted net income per diluted share was $0.24 as compared to $0.20 in the same period of 2013.

Adjusted EBITDA was $57.1 million, or a 4.3% increase as compared to $54.7 million in the same period of 2013.

Fiscal Year-to-date Financial Results

Net sales were $2,694.9 million in the 40 weeks (three fiscal quarters) ended October 5, 2014, a 9.2% increase as compared to $2,467.5 million in the same period of 2013. Net sales growth was driven by a 5.8% increase in comparable store sales growth and the net sales contribution from new stores.  The growth in comparable store sales was comprised of a 3.8% increase in comparable transaction count and a 1.9% increase in comparable average transaction size.

Net sales for Smart & Final banner stores were $2,024.3 million, or a 9.0% increase as compared to $1,857.2 million in the same period of 2013. Year-to-date comparable store sales growth for the Smart & Final banner was 4.4%.

Net sales for Cash & Carry banner stores were $670.6 million, or a 9.9% increase as compared to $610.3 million in the same period of 2013.  Year-to-date comparable store sales growth for the Cash & Carry banner was 9.9%.

Net income was $23.8 million, a 57.3% increase as compared to $15.2 million in the same period of 2013. Net income per diluted share was $0.40 as compared to $0.26 for the same period of 2013.

Adjusted net income was $34.3 million as compared to $23.7 million in the same period of 2013. Adjusted net income per diluted share was $0.57, compared to $0.40 in the same period of 2013.

Adjusted EBITDA was $134.8 million, or a 7.2% increase as compared to $125.8 million in the same period of 2013.

Growth and Development

During the third quarter of fiscal 2014, the Company opened six new Smart & Final Extra! stores and completed four conversions of legacy Smart & Final to the Smart & Final Extra! store format. As of October 5, 2014, the Company operated a total of 90 Smart & Final Extra! and 110 legacy Smart & Final stores, and 52 Cash & Carry stores.

Operating Stores at Period End

	Smart & Final Banner Stores			Cash & Carry	Total
	Legacy format	Extra! format	Total	Banner Stores	Company
End of Fiscal Year 2013	119	69	188	52	240
New stores	—	6	6	—	6
Relocations	(1)	1	—	—	—
Conversions	(4)	4	—	—	—
End of 2nd Quarter 2014	114	80	194	52	246

New stores	—	6	6	—	6
Relocations	—	—	—	—	—
Conversions	(4)	4	—	—	—
End of 3rd Quarter 2014	110	90	200	52	252

In the fourth quarter of fiscal 2014, the Company expects to open one additional new Smart & Final Extra! store, complete seven additional conversions of legacy stores to the Extra! format, including one store relocation, and open one new Cash & Carry store.

Leverage and Liquidity

The Company generated cash from operations of $100.4 million in the 40 weeks ended October 5, 2014 and invested $89.7 million in capital expenditures for property, plant, and equipment and capitalized software.

During the third quarter of 2014, in conjunction with its initial public offering, the Company repaid approximately $115.5 million in borrowings under its Term Loan Facility.  At the end of the quarter the Company’s debt, net of debt discount, was $587.8 million and cash was $110.1 million.

Initial Public Offering

On September 29, 2014, the Company completed its initial public offering of 13,450,000 shares of common stock, at a price to the public of $12.00 per share, before underwriting discounts and commissions. The Company additionally sold 2,017,500 shares as a result of the underwriters’ exercise of their over-allotment option to purchase additional shares. The initial public offering, including exercise of the over-allotment option, generated aggregate net proceeds to the Company of approximately $167.7 million, net of underwriting discounts and commissions and direct offering expenses.

Q4 2014 Outlook

The following provides information on the Company’s guidance for the fourth quarter of 2014:

4th Quarter 2014
Net sales growth	9.5% - 10.5%
Comparable store sales growth	4.5% - 5.5%
Unit growth (net new stores)	1 Smart & Final Extra! 1 Cash & Carry
Relocations of existing stores	1 store
Conversions of legacy stores to the Extra! format	6 stores
Adjusted EBITDA	$37.0 - $39.0 million
Adjusted net income	$8.5 - $9.5 million
Capital expenditures	$28.0 - $30.0 million

Third Quarter 2014 Conference Call

The Company will host a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss its third quarter financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “Investors” section of the Company’s Web site at http://www.smartandfinal-investor.com/.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 7:30 p.m. Eastern Time, by dialing 1-877-870-5176 (U.S.) or 1-858-384-5517 (international) and entering the replay pin number: 13593690.  The telephonic replay will be available until 11:59 p.m. Eastern Time, on Wednesday, November 26, 2014.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer that serves household and business customers. The Company is headquartered in Commerce (located in Los Angeles), CA, where it was founded over 140 years ago.  As of October 5, 2014, the Company operated 252 grocery and foodservice stores under the “Smart & Final”, “Smart & Final Extra!” and  “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, and Idaho, with an additional 13 stores in northern Mexico operated through a joint venture.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the “Risk Factors,” “Special Note Concerning Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the prospectus that is contained in the Company’s registration statement on Form S-1 (File No. 333-196931) filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 5,	October 6,	October 5,	October 6,
	2014	2013	2014	2013
Net sales	$1,131,821	$1,021,392	$2,694,908	$2,467,493
Cost of sales, buying and occupancy	962,317	868,580	2,292,630	2,101,358
Gross margin	169,504	152,812	402,278	366,135

Operating and administrative expenses	140,678	121,417	334,527	295,456
Income from operations	28,826	31,395	67,751	70,679

Interest expense, net	(11,725)	(14,386)	(29,483)	(39,815)
Loss on early extinguishment of debt	(2,224)	—	(2,224)	(7,139)
Equity in earnings of joint venture	318	887	1,032	1,408
Income before income taxes	15,195	17,896	37,076	25,133

Income tax provision	(4,972)	(7,863)	(13,231)	(9,973)
Net income	$10,223	$10,033	$23,845	$15,160

Net income per share:
Basic	$0.17	$0.18	$0.41	$0.27
Diluted	$0.17	$0.17	$0.40	$0.26
Weighted average shares outstanding:
Basic	59,101,972	57,171,190	57,969,954	56,989,129
Diluted	61,232,212	59,522,595	60,196,116	59,308,332

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Unaudited)

(Dollars in Thousands, Except Share Amounts)

	October 5, 2014	December 29, 2013
Assets
Current assets:
Cash and cash equivalents	$110,068	$53,699
Accounts receivable, less allowances of $903 and $766 at October 5, 2014 and December 29, 2013, respectively	23,606	19,453
Inventories	211,042	209,502
Prepaid expenses and other current assets	16,143	17,938
Deferred income taxes	23,845	20,747
Total current assets	384,704	321,339

Property, plant, and equipment:
Land	11,165	10,394
Buildings and improvements	23,801	20,441
Leasehold improvements	160,324	119,306
Fixtures and equipment	192,318	148,271
Construction in progress	12,522	5,541
	400,130	303,953
Less accumulated depreciation and amortization	102,215	59,961
	297,915	243,992

Capitalized software, net of accumulated amortization of $8,594 and $5,168 at October 5, 2014 and December 29, 2013, respectively	10,534	12,664
Other intangible assets, net	326,141	328,865
Goodwill	611,242	611,242
Deferred financing costs, net	6,251	8,272
Equity investment in joint venture	12,001	10,948
Other assets	55,092	62,219
Total assets	$1,703,880	$1,599,541

Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$165,950	$153,644
Accrued salaries and wages	25,115	22,337
Accrued expenses	77,333	69,174
Current portion of long-term debt	—	7,200
Total current liabilities	268,398	252,355

Long-term debt, less current portion and debt discount	587,824	698,991
Deferred income taxes	151,814	151,232
Postretirement and postemployment benefits	74,632	84,155
Other long-term liabilities	82,644	70,949

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares — 10,000,000
Issued and outstanding shares — none	—	—
Common stock, $0.001 par value;
Authorized shares — 340,000,000
Issued and outstanding shares - 73,074,360 at October 5, 2014; 57,171,190 at December 29, 2013	73	57
Additional paid-in capital	486,679	311,935
Retained earnings (deficit)	22,728	(1,117)
Accumulated other comprehensive income	29,088	30,984
Total stockholders’ equity	538,568	341,859
Total liabilities and stockholders’ equity	$1,703,880	$1,599,541

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Dollars in Thousands)

	Forty Weeks Ended
	October 5,	October 6,
	2014	2013
Operating activities
Net income	$23,845	$15,160
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	27,107	25,657
Amortization	21,886	20,983
Amortization of deferred financing costs and debt discount	2,509	3,364
Share-based compensation	8,455	—
Excess tax benefits related to share-based payments	(730)	—
Deferred income taxes	(3,382)	—
Equity in earnings of joint venture	(1,032)	(1,408)
Loss on disposal of property, plant, and equipment	28	50
Asset impairment	501	201
Loss on early extinguishment of debt	2,224	7,139
Changes in operating assets and liabilities:
Accounts receivable, net	(2,871)	(2,991)
Inventories, net	(1,540)	(4,552)
Prepaid expenses and other assets	3,589	17,060
Accounts payable	12,306	12,382
Accrued salaries and wages	2,778	(3,497)
Other accrued liabilities	4,752	(16,084)
Net cash provided by operating activities	100,425	73,464

Investing activities
Purchases of property, plant, and equipment	(87,619)	(40,991)
Proceeds from disposal of property, plant, and equipment	33	38
Investment in capitalized software	(2,065)	(1,675)
Purchase of intangible asset	(100)	—
Other	(38)	(260)
Net cash used in investing activities	(89,789)	(42,888)

Financing activities
Borrowings on bank line of credit	—	5,000
Issuance of bank debt, net of issuance costs	—	50,055
Issuance of common stock in IPO	173,080	—
Issuance of common stock, other	79	1,700
Proceeds from exercise of stock options	450	—
Payment of minimum withholding taxes on net share settlement of stock option exercise	(2,667)	—
Fees paid in conjunction with debt financing	(200)	(191)
Payments on bank line of credit	—	(7,000)
Payments on bank debt	(120,880)	(59,213)
Payments of IPO issuance costs	(4,611)	—
Excess tax benefits related to share-based payments	730	—
Contingent consideration related to acquisition of SFHC	(248)	—
Net cash provided by (used in) financing activities	45,733	(9,649)
Net increase in cash and cash equivalents	56,369	20,927
Cash and cash equivalents at beginning of period	53,699	35,987
Cash and cash equivalents at end of period	$110,068	$56,914
Cash paid during the period for:
Interest	$33,174	$42,068
Income taxes	$11,375	$7,682

Non-cash investing and financing activities
Software development costs incurred but not paid	$57	$—
Construction in progress costs incurred but not paid	$12,593	$3,427
IPO issuance costs incurred but not paid	$757	$—
Other consideration payable for acquisition of Smart & Final Holdings Corp.	$2,359	$18,630

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures, namely adjusted net income, adjusted net income per share, adjusted net income per diluted share, EBITDA and Adjusted EBITDA to clarify and enhance understanding of its past performance. The Company defines adjusted net income as net income adjusted for the items set forth in the table below.  The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding.  The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.  The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following table shows reconciliations of adjusted net income, EBITDA and adjusted EBITDA to net income, and adjusted net income per share and adjusted net income per diluted share to net income per share, for the sixteen-week and forty-week periods ended October 5, 2014 and October 6, 2013.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(Dollars in Thousands, Except Share and Per Share Amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 5, 2014	October 6, 2013	October 5, 2014	October 6, 2013

Net income	$10,223	$10,033	$23,845	$15,160
Income tax provision	4,972	7,863	13,231	9,973
Net income before income taxes	15,195	17,896	37,076	25,133

Adjustments to Net Income

Transaction costs (a)	1,169	139	1,639	213
Net (income) loss from closed stores and exit costs (b)	491	1,011	1,461	2,456
(Gain) loss from asset dispositions (c)	271	26	506	70
Share-based compensation expense (d)	6,714	—	8,455	—
Non-cash rent (e)	1,573	1,154	4,151	2,946
Pre-opening costs (f)	1,123	432	3,099	691
Loss on extinguishment of debt (g)	2,224	—	2,224	7,139
Other items (h)	(3,952)	399	(2,280)	702
Adjusted income tax provision	(9,908)	(9,128)	(22,015)	(15,662)
Adjusted net income	14,900	11,929	34,316	23,688

Adjusted Net Income Per Share

Net income per share - basic	$0.17	$0.18	$0.41	$0.27
Per share impact of adjustments to net income	$0.08	$0.03	$0.18	$0.15
Adjusted net income per share - basic	$0.25	$0.21	$0.59	$0.42

Net income per share - diluted	$0.17	$0.17	$0.40	$0.26
Per share impact of adjustments to net income	$0.07	$0.03	$0.17	$0.14
Adjusted net income per share - diluted	$0.24	$0.20	$0.57	$0.40

Weighted average shares - basic	59,101,972	57,171,190	57,969,954	56,989,129
Weighted average shares - fully diluted	61,232,212	59,522,595	60,196,116	59,308,332

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(Dollars in Thousands)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 5,	October 6,	October 5,	October 6,
	2014	2013	2014	2013

Net income	$10,223	$10,033	$23,845	$15,160
Depreciation and amortization	20,540	19,265	48,993	46,640
Interest expense, net	11,725	14,386	29,483	39,815
Income tax provision	4,972	7,863	13,231	9,973
EBITDA	47,460	51,547	115,552	111,588

Adjustments to EBITDA
Transaction costs (a)	1,169	139	1,639	213
Net (income) loss from closed stores and exit costs (b)	491	1,011	1,461	2,456
(Gain) loss from asset dispositions (c)	271	26	506	70
Share-based compensation expense (d)	6,714	—	8,455	—
Non-cash rent (e)	1,573	1,154	4,151	2,946
Pre-opening costs (f)	1,123	432	3,099	691
Loss on extinguishment of debt (g)	2,224	—	2,224	7,139
Other items (h)	(3,952)	399	(2,280)	702
Adjusted EBITDA	$57,073	$54,708	$134,807	$125,805

(a)  Represents costs primarily associated with the Company’s initial public offering that were charged to expense for the sixteen-week and forty-week periods ended October 5, 2014

(b)  Represents costs associated with store closure and exit costs.

(c)  Represents non-cash gain or loss associated with asset dispositions and impairment charges.

(d)  Represents expenses associated with the Company’s equity-based incentive award program.

(e)  Represents non-cash component of recognized rent expense.

(f)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(g)  Represents the write-off of unamortized debt discount and deferred financing costs.

(h)  Represents (i) reversal of a reserve related to executive compensation for the sixteen-week and forty-week periods ended October 5, 2014, (ii) death benefit income from a Company-owned life insurance policy for the sixteen-week and forty-week periods ended October 5, 2014, (iii) consulting expenses related to strategic growth initiatives for the forty-week period ended October 5, 2014, and (iv) costs primarily related to a legal settlement for the sixteen-week and forty-week periods ended October 6, 2013, net.

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INVESTOR CONTACTS:

Andrew Greenebaum / Laura Bainbridge

Addo Communications

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com